UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 3, 2024 (November 26, 2024)

Commission File Number	Exact Name of Registrant as Specified in its Charter, Principal Office Address and Telephone Number	State of Incorporation or Organization	I.R.S. Employer Identification No.
001-38646	Dow Inc.	Delaware	30-1128146
2211 H.H. Dow Way, Midland, MI 48674
(989) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Dow Inc.	Common Stock, par value $0.01 per share	DOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2024, the Dow Inc. (“Dow” or the “Company”) Board of Directors (the “Board”) approved the appointment of Karen S. Carter to the newly created role of Chief Operating Officer, effective December 3, 2024. Dow announced this appointment and change of responsibilities for Ms. Carter via a press release on December 3, 2024. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

As Chief Operating Officer, Ms. Carter will continue to report to Jim Fitterling, Dow’s Board Chair and Chief Executive Officer, and will continue to serve as an executive officer of the Company. She will be responsible for driving business and operational performance across the organization with a focus on strengthening customer engagement and relationships, accelerating the commercialization of Dow’s innovation pipeline, and enhancing the Company’s reliability and service to customers. She will assume strategic oversight of Dow’s business operating segments as well as several functional organizations within Dow.

Ms. Carter, 54, first joined Dow in 1994. Since then, she has held roles of increasing responsibility in business operations, sales and marketing, human resources and general management, gaining significant global business leadership experience. Prior to her appointment as Chief Operating Officer, Ms. Carter served as President of Dow’s Packaging & Specialty Plastics business segment since November 2022. From April 2019 to November 2022, Ms. Carter served as Dow’s Chief Human Resources Officer and Chief Inclusion Officer.

Ms. Carter participates (and will continue to participate following the change in role described above) in compensation and benefit arrangements available to other Dow executives, as well as other compensation and benefit arrangements similar to those available to eligible salaried U.S. employees, all of which are described in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission on March 1, 2024. As Chief Operating Officer, Ms. Carter will receive an annual base salary of $975,000 and will be eligible to participate in Dow’s annual cash incentive program with a target award of 120% of her base salary. In addition, Ms. Carter is eligible to participate in Dow’s long-term incentive compensation program, pursuant to which she is eligible to receive equity-based awards comprised of stock options, performance stock units and restricted stock units issued under Dow’s 2019 Stock Incentive Plan with a target award value of $5.2 million anticipated to be granted in February 2025. There are no arrangements or understandings between Ms. Carter and any other persons pursuant to which Ms. Carter was elected as Chief Operating Officer of the Company. There is no family relationship between any of the Company’s directors or executive officers and Ms. Carter. There are no transactions in which Ms. Carter has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed on the Exhibit Index are incorporated herein by reference.

Exhibit No.	Exhibit Description

99.1	Press release issued by Dow Inc. on December 3, 2024.

104	Cover Page Interactive Data File. The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded with the Inline XBRL document.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOW INC.

Date: December 3, 2024

/s/ AMY E. WILSON
Amy E. Wilson
General Counsel and Corporate Secretary